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Exhibit 23.5

Consent of Bell, Boyd & Lloyd LLC

        We hereby consent to the reference to our opinion and the use of our name under the caption "The Merger — Federal Income Tax Consequences of the Merger" in the Joint Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 (No. 333-107588) filed with the Securities and Exchange Commission by Boise Cascade Corporation.

        In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued thereunder.

/s/ BELL, BOYD & LLOYD LLC
September 24, 2003 Chicago, Illinois

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  Exhibit 23.5
Consent of Bell, Boyd & Lloyd LLC